EXHIBIT 10.1

AMENDED AND RESTATED
INVESTORS' AGREEMENT

among

CHENIERE ENERGY, INC.,

CHENIERE COMMON UNITS HOLDING, LLC

and

SCORPION CAPITAL PARTNERS LP

Dated as of September 13, 2011

TABLE OF CONTENTS

		Page
1	Definitions	1

2	Legends; Securities Law Compliance	5

3	Registration Rights	6

4	Exchange Rights	12

5	Miscellaneous	21

i

AMENDED AND RESTATED INVESTORS' AGREEMENT
Amended and Restated Investors' Agreement, dated as of September __, 2011 (this “Agreement”), by and among Cheniere Energy, Inc., a Delaware corporation (including successors, the “Company”), Cheniere Common Units Holding, LLC, a Delaware limited liability company (the “Borrower”) and Scorpion Capital Partners LP.
W I T N E S S E T H:
Whereas, the Company and the Investor entered into that certain Credit Agreement, dated as of August 15, 2008 among Cheniere Common Units Holding, LLC, as Borrower, the Loan Parties signatory thereto, including the Company, the Lenders party thereto and The Bank of New York Mellon, as Administrative Agent and Collateral Agent (as amended from time to time, the “Credit Agreement”);
Whereas, the parties hereto entered into that certain Investors' Agreement, dated as of August 15, 2008, which was amended by the First Amendment to Investors' Agreement, dated as of November 11, 2008, and the Second Amendment to Investors' Agreement, dated as of December 9, 2010 (the “Original Agreement”).
Whereas, pursuant to the Ninth Amendment to the Credit Agreement, the Exchangeable Portion of Loans under the Credit Agreement is exchangeable into shares of Common Stock as provided in this Agreement;
Whereas, pursuant to the Ninth Amendment to the Credit Agreement, the Exchangeable Portion of Loans under the Credit Agreement may be exchanged for shares of Common Stock at any time; and
Whereas, it is a condition to the effectiveness of the Ninth Amendment to the Credit Agreement that the parties amend and restate the Original Agreement as provided herein.
Now, Therefore, in consideration of the mutual covenants and obligations set forth in this Agreement, and intending to be legally bound, the parties agree as follows:

1	Definitions

1.1	Definitions of Certain Terms
For purposes of this Agreement, the following terms have the indicated meanings:
“Affiliate” has the meaning set forth in the Credit Agreement.
“Agreement” is defined in the preamble to this Agreement.
“AMEX” has the meaning set forth in the Credit Agreement.
“Applicable Exchange Rate” shall mean the Exchange Rate in effect at any given time.
“Board” means the board of directors of the Company.

“Borrower” is defined in the preamble to this Agreement.
“Borrowings” has the meaning set forth in the Credit Agreement.
“Business Day” has the meaning set forth in the Credit Agreement.
“Bylaws” means the Amended and Restated Bylaws of the Company, as amended from time-to-time, or similar governing document (or any similar governing document of any successor).
“Certificate of Incorporation” means the Restated Certificate of Incorporation, as amended, of the Company, as amended from time-to-time (or any similar governing document of any successor).
“Closing Date” has the meaning set forth in the Credit Agreement.
“Common Stock” has the meaning set forth in the Credit Agreement.
“Company” is defined in the preamble to this Agreement.
“Control” has the meaning set forth in the Credit Agreement.
“Convertible Loans” has the meaning set forth in the Credit Agreement.
“Credit Agreement” is defined in the preamble to this Agreement.
“Current Market Price” shall mean, on any date, the average of the Daily VWAP per share of the Common Stock on each of the five (5) consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Exchange Rate pursuant to Section 4.6.1.3.
“Daily VWAP” of the Common Stock means, for any VWAP Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page HOLX.Q <equity> AQR (or any equivalent successor page) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such VWAP Trading Day, or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day using a volume-weighted method as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, in each case as in effect from time to time.
“Exchange Date” has the meaning set forth in the Credit Agreement.
“Exchange Notice” has the meaning set forth in the Credit Agreement.

“Exchange Rate” shall mean initially, one share of Common Stock per $5.00 principal amount of the Exchangeable Portion of Loans, subject to adjustment as set forth herein. For the avoidance doubt, any increase or decrease to the Exchange Rate provided for in this Agreement shall be made to the number of shares provided in the immediately preceding sentence.
“Exchangeable Portion” shall mean the outstanding principal amount of the Loans less any portion thereof that is attributable to Permitted Accrued Interest.
“Ex-Date” shall mean, when used with respect to any issuance or distribution, the earlier of (i) the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Exchange Rate pursuant to Section 4.6.1.1 or (ii) the effective date of the issuance or distribution giving rise to an adjustment to the Exchange Rate pursuant to Section 4.6.1.1.
“Governmental Authority” has the meaning set forth in the Credit Agreement.
“Holder” means any Person holding Registrable Securities related to the Credit Agreement.
“Holders' Counsel” is defined in Section 3.4.2.
“HSR Act” is defined in Section 4.1.1
“Investor” means each holder of a Convertible Loan (as defined in the Credit Agreement).
“Joinder” means a joinder agreement in the form attached as Exhibit A.
“Lender” means each Convertible Lender, as defined in the Credit Agreement.
“Liquidation Transaction” shall mean a transaction, event, or occurrence in which the Company voluntarily or involuntarily liquidates, dissolves or winds up.
“Loans” has the meaning set forth in the Credit Agreement.
“Maturity Date” has the meaning set forth in the Credit Agreement.
“Notice” is defined in Section 5.1.1.
“Officer's Certificate” has the meaning set forth in the Credit Agreement.
“Other Taxes” has the meaning set forth in the Credit Agreement.
“Permitted Accrued Interest” has the meaning set forth in the Credit Agreement.
“Person” has the meaning set forth in the Credit Agreement.
“Register” has the meaning set forth in the Credit Agreement.

“Registrable Securities” means any and all shares of Common Stock issued or issuable pursuant to the exchange of the Convertible Loans; provided that, the Common Stock shall cease to be Registrable Securities when a registration statement covering such Common Stock has been declared effective under the Securities Act by the SEC and such Common Stock has been disposed of pursuant to such effective registration statement.
“Registration Expenses” is defined in Section 3.4.1.
“Registration Statement” means the prospectus and other documents filed with the SEC to effect a registration under the Securities Act.
“Required Conversion Price” has the meaning set forth in the Credit Agreement.
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.
“SEC” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, in each case as in effect from time to time.
“Settlement Notice Period” is defined in Section 4.11.
“Short-Form Registration Statement” is defined in Section 3.1.
“Subsidiary” or “Subsidiaries” has the meaning set forth in the Credit Agreement.
“Tax” has the meaning set forth in the Credit Agreement.
“Trading Day” means a day during which (i) trading in the Common Stock generally occurs and (ii) there is no VWAP Market Disruption Event.
“Transfer” means any transfer, sale, assignment, donation, option, pledge, lien, hypothecation or other disposition or encumbrance, whether directly or indirectly, by operation of law or otherwise, or any agreement to do any of the foregoing.
“VWAP Market Disruption Event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any Scheduled Trading Day for the Common Stock for an aggregate one half-hour period of any suspension or limitation imposed on trading, by reason of movements in price exceeding limits imposed by the stock exchange or otherwise, in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“VWAP Trading Day” means a day during which (i) trading in the Common Stock generally occurs during the regular trading session on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no VWAP Market Disruption Event. If the Common Stock is not so listed or traded, then VWAP Trading Day means a Business Day.

1.2	Headings; Table of Contents
Headings and table of contents should be ignored in construing this Agreement.

1.3	Singular, Plural, Gender
In this Agreement, unless the context otherwise requires, references to one gender include all genders and references to the singular include the plural and vice versa.

1.4	Interpretation
In this Agreement, unless the context otherwise requires, any reference to “including” or “in particular” shall be illustrative only and without limitation. For purposes of this Agreement, any action to be taken by the holders of a majority of the Registrable Securities, shall, if no Registrable Securities are outstanding shall be taken by the Lenders holding a majority in principal amount of the Exchangeable Portion of the Loans, and if both the Exchangeable Portion and Registrable Securities are outstanding, by a majority in principal amount of Lenders and in number of shares of Registrable Securities, acting together.

2	Legends; Securities Law Compliance

2.1	Each certificate representing Common Stock that is restricted stock as defined in Rule 144 under the Securities Act shall bear the following legend:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS (i) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.”

2.2
Certificates representing Common Stock shall bear any other legends required by applicable state law. When any Common Stock has been registered under the Securities Act, and such Common Stock has been sold pursuant to such registration or pursuant to Rule 144 under the Securities Act or is eligible to be sold pursuant to such Rule without volume limitations or other restrictions, the holder of such Common Stock shall be entitled to exchange the certificate representing such Common Stock for a certificate not bearing the legend required by Section 2.1.

2.3	Each Person who acquires Loans shall (a) if acquired in a private transaction be required to execute the Joinder or (b) if acquired in a public transaction be deemed to have executed the Joinder.

3	Registration Rights

3.1	Shelf Registration

The Company will use its commercially reasonable efforts to qualify for registration on and to, file, a registration statement on Form S-3 or any comparable or successor form or forms or any similar short-form registration (“Short-Form Registration Statement”), and such Short-Form Registration Statement will be a “shelf” registration statement providing for the registration, and the sale on a continuous or delayed basis, of the Registrable Securities pursuant to Rule 415 under the Securities Act as provided in Section 3.3.1. Upon filing a Short-Form Registration Statement, the Company will, if applicable, use its commercially reasonable efforts to (i) cause such Short-Form Registration Statement to be declared effective, and (ii) keep such Short-Form Registration Statement effective with the SEC at all times. Any Short-Form Registration Statement shall be re-filed upon its expiration, and the Company shall cooperate in any shelf take-down by amending or supplementing the prospectus statement related to such Short-Form Registration Statement as may be reasonably requested by a Holder or as otherwise required; provided that, no Holder may be permitted to sell under such “shelf” registration statement during such times as the trading window is not open for Company's Board in accordance with the Company's policies.

3.2	Restrictions on Registrations and Take-downs

If the filing, initial effectiveness or continued use of a Registration Statement would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement, and (iii) could (A) reasonably be expected to adversely affect the Company or its business if made at such time, or (B) reasonably be excepted to interfere with the Company's ability to effect a planned or proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction or (C) otherwise require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, then the Company may, upon giving prompt written notice of such determination of the Board to the participants in such registration (each of whom hereby agrees to maintain the confidentiality of all information disclosed to such participants, provided that, the Company shall not be required to disclose the nature of the delay or other confidential information), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement; provided that, the Company shall not be permitted to do so (x) for more than sixty (60) days for a given occurrence of such a circumstance, (y) more than two (2) times during any twelve-month period or (z) in connection with any registration effected pursuant to Section 2.08 of the Credit Agreement. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus or prospectus supplement relating to such registration in connection with any sale or offer to sell Registrable Securities. The Company will pay all Registration Expenses incurred in connection with any such aborted registration or prospectus or prospectus supplement. The Registrable Securities covered by any registration pursuant to Section 3.1 shall not be distributed by means of an underwritten offering.

3.3	Registration Procedures

Subject to Section 3.2, whenever any Registrable Securities are to be registered pursuant to Section 3.1 of this Agreement, the Company will use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof and pursuant thereto. The Company shall:

3.3.1
With respect to a registration pursuant to Section 3.1, prepare and file, within forty-five (45) days of receipt of written notice from a majority of the Holders, with the SEC a Registration Statement with respect to such Registrable Securities, make all required filings with the Financial Industry Regulatory Authority and thereafter use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as reasonably practicable and to remain effective as provided herein; provided that, before filing a Registration Statement or any amendments or supplements thereto, the Company will, at the Company's expense, furnish or otherwise make available to the Holders' Counsel copies of all such documents proposed to be filed and such other documents reasonably requested by such counsel, which documents will be subject to the review and reasonable comment of such counsel at the Company's expense, including any comment letter from the SEC with respect to such filing or the documents incorporated by reference therein, and if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company's financial books and records, officers, accountants and other advisors;

3.3.2
Prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (i) not less than if such Registration Statement relates to an underwritten offering, such period as, based upon the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act) or (ii) continuously in the case of shelf registration statements and any shelf registration statement shall be re-filed upon its expiration (or in each case, such shorter period ending on the date that the securities covered by such shelf registration statement cease to constitute Registrable Securities), and cause the related prospectus to be supplemented by any prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

3.3.3
Furnish to each participating Holder such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, any other prospectus (including any prospectus filed under Rule 424, Rule 430A or Rule 430B of the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act), all exhibits and other documents filed therewith and such other documents as such Holder or such managing underwriter may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such Holder, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Authority relating to such offer;

3.3.4
Use commercially reasonable efforts to register or qualify (or exempt from registration or qualification) such Registrable Securities, and keep such registration or qualification (or exemption therefrom) effective, under such other securities or blue sky laws of such United States jurisdictions as any participating Holder reasonably requests and do any and all other acts and things that may be reasonably necessary or reasonably advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder (provided that, the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

3.3.5
Notify each participating Holder and the Holders' Counsel, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents and, as soon as reasonably practicable (but subject to the delay provisions of Section 3.2), prepare and furnish to such Holder a reasonable number of copies of a supplement or amendment to such prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statement therein, in light of the circumstances in which they were made, not misleading;

3.3.6
Notify each participating Holder and the Holders' Counsel (i) when such Registration Statement or the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for such purpose, to the extent that it is aware of such proceedings, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

3.3.7
Upon the occurrence of an event contemplated in Section 3.3.5 or in Section 3.3.6(ii), 3.3.6(iii) or 3.3.6(iv) (but subject to the delay provisions of Section 3.2), prepare a supplement or amendment to the Registration Statement or supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that such prospectus as thereafter delivered to the participating Holders will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

3.3.8
Use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which Common Stock issued by the Company is then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its commercially reasonable efforts to cause all such Registrable Securities to be listed on the AMEX or the NASDAQ stock market, as determined by the Company;

3.3.9	Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

3.3.10
If requested by any participating Holder, promptly include in a prospectus supplement or amendment such information as the Holder may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

3.3.11
In the case of certificated Registrable Securities, cooperate with the participating Holders to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Holder that that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Holders may request at least two business days prior to any sale of such Registrable Securities;

3.3.12
Make available for inspection by any participating Holders and the Holders' Counsel, and any attorney, accountant or other agent retained by any such Holder, to the extent reasonably requested and solely for conducting customary due diligence, all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, attorney, accountant or agent in connection with such Registration Statement, provided that, it shall be a condition to such inspection and receipt of such information that the inspecting person (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and (ii) agree to minimize the disruption to the Company's business in connection with the foregoing;

3.3.13	Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange;

3.3.14	Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

3.3.15	In the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use every commercially reasonable effort to promptly obtain the withdrawal of such order; and

3.3.16
Obtain any required regulatory approval necessary for the Holders to sell their Registrable Securities in an offering, other than regulatory approvals required solely as a result of the nature of the Holder.

As a condition to registering Registrable Securities, the Company may require each Holder as to which any registration is being effected to furnish the Company with such information regarding such Person and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

3.4	Registration Expenses

3.4.1
Except as otherwise provided in this Agreement, all expenses incidental to the Company's performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, expenses incurred in connection with any road show, and fees and disbursements of counsel for the Company and all independent certified public accountants and other persons retained by the Company (all such expenses, “Registration Expenses”), will be borne by the Company. The Company will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are required to be listed hereunder. The Holders of the securities so registered shall pay all selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder and any other Registration Expenses required by law to be paid by a selling holder pro rata on the basis of the amount of proceeds from the sale of their shares so registered and sold.

3.4.2
In connection with any registration, the Company will reimburse the Holders participating in such registration for their reasonable and customary expenses, including the reasonable fees and disbursements of one counsel (“Holders' Counsel”).

3.5	Participation in Underwritten Registrations

3.5.1
Each Holder that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.2, 3.3.5, 3.3.6, and 3.3.7 such

Holder will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Holder receives copies of a supplemented or amended prospectus as contemplated by such Section 3.3.5, 3.3.6 and 3.3.7.

3.6	Rule 144

The Company will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of a Holder, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it will take such further action as any Holder may reasonably request, to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements, and, if not, the specifics thereof.

3.7	Additional Interest

Subject to the delay provisions of Section 3.2, in the event the Company fails to file a Registration Statement within ninety (90) days of the receipt of the request pursuant to Section 3.3.1 or the Registration Statement is not declared or deemed effective within 180 days of the filing with the SEC, the Company will pay to the Holders on the next applicable interest payment date an amount equivalent to 2% per annum on the outstanding Borrowings and Permitted Accrued Interest owed under the Credit Agreement plus the amounts that would have been outstanding under the Credit Agreement if such Exchangeable Portion of the Loan had not been exchanged for Registrable Securities for each day that filing or effectiveness is late.

4	Exchange Rights

4.1	Exchange Privilege

4.1.1
A Lender may exchange the Exchangeable Portion of its Loan as provided in Section 2.13(a) of the Credit Agreement; provided that with respect to any exchange of the Exchangeable Portion of Loans into Common Stock that would be subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Act of 1974, as amended (the “HSR Act”), no such exchange shall be considered effective until the expiration or termination of such waiting period and/or the approval of the United States Department of Justice or the Federal Trade Commission under the HSR Act; provided, that the Company agrees to promptly prepare and file any notification that may be required under the HSR Act and to cooperate in all respects in the pursuit of any actions that might be required in connection with such notification and any inquiry or request for information related to it.

4.1.2
Subject to the proviso of Section 4.1.1, the Exchangeable Portion of Loans delivered for exchange will be deemed to have been exchanged immediately prior to 5:00 p.m. on the Exchange Date. A Lender is not entitled to any rights with regard to Common Stock until such Lender has exchanged in accordance with Section 4.2.1 (or is deemed to have exchanged) and shall be entitled to rights with regard to Common Stock only to the extent such Exchangeable Portion of Loans have been exchanged (or deemed to have exchanged) into Common Stock pursuant to this Article 4.

4.2	Exchange Procedure

4.2.1
The right of exchange attaching to the Exchangeable Portion of any Loan may be exercised as provided in the Credit Agreement. Notwithstanding any other provision of the Credit Agreement or this Agreement, the Borrower shall not redeem or prepay any Loan (or any portion thereof) with respect to which an Exchange Notice has been delivered to the Administrative Agent. The Company shall deliver to the Lender a certificate for the number of whole shares of Common Stock issuable upon exchange (and cash in lieu of any fractional shares pursuant to Section 4.3) on the applicable date specified in Section 4.11 for such delivery.

4.2.2
The person in whose name the Exchangeable Portion of the Loan is registered with the Administrative Agent in the Register shall be deemed to be a stockholder of record on the Exchange Date; provided, however, that if the stock transfer books of the Company are closed when the Exchangeable Portion of any Loan is surrendered for exchange, such surrender and exchange shall be deemed to have occurred at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such exchange shall be at the Exchange Rate in effect on the date on which such Exchangeable Portion of the Loan was delivered as if the stock transfer books of the Company had not been closed. Upon exchange of a Loan, such person shall no longer be a Lender to the extent of such exchanged Loan. No adjustment to the Exchange Rate will be made for accrued and unpaid interest on an exchanged Loan except as provided in the Credit Agreement or this Agreement.

4.3	Fractional Shares

The Company will not issue fractional shares of Common Stock upon exchange of the Loans and instead will deliver cash in an amount equal to the value of such fraction computed on the basis of the Daily VWAP on the Trading Day immediately before the Exchange Date.

4.4	Taxes on Exchange

If a Lender exchanges a Loan (or any portion thereof), the Borrower shall pay any Other Taxes relating to the issuance, delivery or registration of shares of Common Stock upon such exchange; provided that the Borrower shall not pay any such Other Taxes due that were only payable because of the issuance, delivery or registration of the shares in a name other than such Lender's name.

4.5	Reservation of Stock

4.5.1
The Company shall, prior to the Closing Date, and from time to time as may be necessary, reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock that would be deliverable upon exchange of all of the Exchangeable Portions of the Loans.

4.5.2
All shares of Common Stock that may be issued upon exchange of the Loans shall be newly issued shares or shares held in the treasury of the Company, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free of any preemptive rights and free of any lien or adverse claim.

4.5.3
The Company shall comply with all applicable securities laws regulating the offer and delivery of any Common Stock upon exchange of the Loans and shall, to the extent already listed, list or cause to have quoted such shares of Common Stock on each national and regional securities exchange or such other market on which the Common Stock is then listed or quoted; provided that, if the rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first exchange of the Exchangeable Portion of Loans into Common Stock in accordance with the provisions of this Agreement, the Company covenants to list such Common Stock issuable upon exchange of the Exchangeable Portion of the Loans in accordance with the requirements of such automated quotation system or exchange at such time.

4.6	Adjustment of Exchange Rate

4.6.1	The Exchange Rate shall be adjusted from time to time by the Company as follows:

4.6.1.1	Stock Dividends and Distributions. If the Company pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Exchange Rate in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OS1
OS0

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution.
OS1 = the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

4.6.1.2
Subdivisions, Splits and Combination of Common Stock. If the Company subdivides, splits or combines the shares of Common Stock, then the Exchange Rate in effect immediately prior to the Ex-Date of such share subdivision, split or combination will be multiplied by the following fraction:

OS1
OS0

OS1 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date of such share subdivision, split or combination.
OS0 = the number of shares of Common Stock outstanding immediately after the close of business on the effective date of such share subdivision, split or combination.

4.6.1.3
Issuance of Stock Purchase Rights. If the Company issues rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling holders of such rights or warrants to subscribe for or purchase shares of Common Stock at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Exchange Rate in effect immediately prior to the Ex‑Date for such distribution will be multiplied by the following fraction:

OS0 + X
OS0 + Y

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.
X = the total number of shares of Common Stock issuable pursuant to such rights or warrants.

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Daily VWAP of Common Stock over the 10 consecutive VWAP Trading Day period ending on the VWAP Trading Day immediately preceding the Ex-Date for such distribution.
The Company shall not issue any such rights or warrants in respect of shares of the Common Stock acquired by the Company. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Exchange Rate shall be readjusted to such Exchange Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board.

4.6.1.4
Debt or Asset Distributions. If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding (a) any dividend or distribution referred to in Section 4.6.1.1, (b) any rights or warrants referred to in Section 4.6.1.3, (c) any dividend or distribution paid exclusively in cash, and (d) any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a Subsidiary of the Company or other business unit in the case of certain spin-off transactions as described below), then the Exchange Rate in effect immediately prior to the Ex‑Date for such distribution will be multiplied by the following fraction:

SP0
SP0 - FMV

SP0 = the average of the Daily VWAP of Common Stock over the ten (10) consecutive VWAP Trading Day period ending on the VWAP Trading Day immediately preceding the Ex-Date for such distribution.
FMV = the fair market value as determined by the Board of the portion of the distribution applicable to a share of Common Stock on such date.
In a “spin-off,” where the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a Subsidiary of the Company or other business unit, the Exchange Rate will be adjusted on the fifteenth Trading Day after the effective date of the distribution by multiplying such Exchange Rate in effect immediately prior to such fifteenth Trading Day by the following fraction:

MP0 + MPS
MP0

MP0 = the average of the Daily VWAP of Common Stock over the first 10 consecutive VWAP Trading Day period immediately following the Ex-Date of such distribution.
MPs = the average of the Daily VWAP of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten VWAP Trading Days following the Ex-Date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on the Ex-Date as determined by the Board.

4.6.1.5
Cash Distributions. If the Company makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash that is distributed pursuant to Section 4.10 or as part of a “spin-off” referred to in Section 4.6.1.4, and (b) any dividend or distribution in connection with a Liquidation Transaction, then in each event, the Exchange Rate in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0
SP0 - DIV

SP0 = the average of the Daily VWAP of Common Stock for the 10 consecutive VWAP Trading Day period immediately preceding the Ex-Date for such distribution.
DIV = the amount per share of Common Stock of the dividend or distribution.

4.6.1.6
Self Tender Offers and Exchange Offers. If the Company or any of its Subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Daily VWAP for the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Exchange Rate in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

AC + (SP0 x OS1)
OS0 x SP0

SP0 = the Daily VWAP for the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.
OS1= the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer and after taking into account the shares purchased pursuant thereto.
AC = the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board.

4.6.1.7
Rights Plans. To the extent that the Company has a rights plan in effect with respect to the Common Stock, upon exchange of any Loans, Lenders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior thereto, the rights have separated from the shares of Common Stock, in which case the Exchange Rate will be adjusted at the time of separation as if the Company had made a distribution of rights as described in Section 4.6.1.4 above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

4.6.2
The Company may, with the consent of all Lenders, make such decreases in the Exchange Rate, in addition to any other decreases required by this Article 4, if the Board deems it advisable to avoid or diminish any income tax to Lenders resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.

4.6.3
All adjustments to the Exchange Rate shall be calculated to the nearest 1/1000. No adjustment in the Exchange Rate shall be required if such adjustment would be less than 1.00%; provided that any adjustments which by reason of this Section 4.6.3 are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, that any adjustment carried forward shall be taken into account at the time of exchange.

4.6.4
Notwithstanding anything contained herein, the Applicable Exchange Rate shall not be adjusted upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Closing Date and not amended thereafter.

4.6.5
If any Lender disagrees with any determination of value or fair market value made by the Board pursuant to this Section 4.6, such determination shall instead be made by a firm of independent certified public accountants, an investment banking firm or appraisal firm (which firm shall own no securities of, and shall not be an Affiliate of any Lender or the Company) of recognized national standing retained by the Borrower, that has not been retained by the Company or any of its Affiliates in the last twelve months, and reasonably acceptable to such Lender. Any such determination of value or fair market value by such firm of independent certified public accountants, investment banking firm or appraisal firm shall be binding. In the event the firm recommends a change greater than ten (10) percent from that made by the Board, the Borrower shall pay the fees and out-of-pocket disbursements of such firm in connection with such valuation. The Borrower shall instruct such firm to complete the valuation as promptly as practicable.

4.7	Other Adjustments

Subject to applicable stock exchange rules and listing standards, the Company shall be entitled to increase the Exchange Rate, in addition to the events requiring an increase in the Exchange Rate pursuant to Section 4.6.1, as it in its discretion shall determine to be advisable in order to avoid or diminish any Tax to stockholders in connection with any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders.

4.8	Notice of Adjustment

Whenever the Exchange Rate is adjusted, the Company shall promptly mail to Lenders a notice of the adjustment in accordance with Section 5.1, and an Officer's Certificate briefly stating the facts requiring the adjustment and the manner of computing it.

4.9	Notice of Certain Transactions

In the event that:

(a)	The Company takes any action which would require an adjustment in the Exchange Rate;

(b)	The Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and stockholders of the Company must approve the transaction; or

(c)	there is a dissolution or liquidation of the Company,

The Company shall mail to Lenders in accordance with Section 5.1 a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.9.

4.10	Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege

If (1) there shall occur (a) any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) a statutory share exchange, consolidation, merger or combination involving the Company other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of the Common Stock; or (c) a sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to another person; and (2) pursuant to such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, holders of outstanding shares of Common Stock would be entitled to receive stock, other securities, other property, assets or cash for such shares of Common Stock, then the Company, or such successor or surviving, purchasing or transferee person, as the case may be, shall, as a condition precedent to such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, execute and deliver to the Lenders an amendment to this Agreement providing that, at and after the effective time of such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, each Loan then outstanding shall have the right to exchange the Exchangeable Portion of such Loan into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon exchange of the Exchangeable Portion of such Loan immediately prior to such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, assuming that such Lender would not have exercised any rights of election that such Lender would have had as a holder of Common Stock to select a particular type of consideration. Such amendment shall provide for adjustments of the Exchange Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Exchange Rate provided for in this Section 4.10. If, in the case of any such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a Person other than the successor or surviving, purchasing or transferee person, as the case may be, in such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, then such amendment shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Lenders as the Board shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.10 shall similarly apply to successive reclassifications, statutory share exchanges, consolidations, mergers, combinations, sales and conveyances. The foregoing, however, shall not in any way affect the right a Lender may otherwise have pursuant to Section 4.6.1.3 to receive rights and warrants in accordance therewith.

In the event the Company shall execute an amendment pursuant to this Section 4.10, the Company shall promptly deliver to the Lenders an Officer's Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Lenders upon the conversion of the Exchangeable Portion of their Loans after any such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been satisfied.

4.11	Notice

The Company shall notify the Lenders of the method the Company chooses to satisfy its exchange obligation as follows: (i) if the Company has called the Loans for prepayment in accordance with the terms of the Credit Agreement in the Company's notice of prepayment; (ii) no later than 11 Trading Days immediately preceding the Maturity Date, in respect of Loans to be exchanged during the period beginning 10 Trading Days immediately preceding the Maturity Date and ending one Trading Day immediately preceding the Maturity Date; and (iii) no later than two Trading Days immediately following the Exchange Date in all other cases (such period, the “Settlement Notice Period”). The Company shall treat all Lenders exchanging on the same Trading Day in the same manner. The Company shall not have any exchange obligation to satisfy its conversion obligations arising on different Trading Days in the same manner. No retraction can be made and a Lender's Exchange Notice shall be irrevocable other than as set forth in this Section 4.11, other than due to the inability of the underwriter described in Section 2.08 of the Credit Agreement to sell the Common Stock at or above the Required Conversion Price.

5	Miscellaneous

5.1	Notices

5.1.1	Any notice or other communication in connection with this Agreement (each, a “Notice”) shall be:

(a)	in writing in English;

(b)	delivered by hand, fax, registered post or by courier using an internationally recognized courier company.

5.1.2	Notices to the Company shall be sent to at the following address, or such other person or address as the Company may notify to the Investor from time to time:
Cheniere Energy, Inc.
700 Milam Street, Suite 800
Houston, Texas 77002
Tel: 713.375.5290
Fax: 713.375.6290
Attention: Greg Rayford, General Counsel

with a copy to:

Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
Tel: 713.220.4200
Fax: 713.220.4285
Attention: Meredith Mouer

5.1.3	Notices to an Investor shall be sent to the following address, or such other person or address as such Investor may notify to the Company from time to time:
Scorpion Capital Partners LP
245 Fifth Avenue, 25th Floor
New York, NY 10016
Tel: 212.213.8916
Fax: 212.213.9607
Attention: Kevin McCarthy

with a copy to:

___________________
___________________
___________________
___________________
Tel: _______________
Fax: _______________
Attention: __________

Notices to a Holder shall be sent to the address indicated on the Joinder Agreement.

5.1.4	Notices shall be effective upon receipt and shall be deemed to have been received:

5.1.4.1	at the time of delivery, if delivered by hand, registered post or courier; and

5.1.4.2
at the expiration of two hours after completion of the transmission, if sent by facsimile, provided that, if a Notice would become effective under the above provisions after 5.30 p.m. on any Business Day, then it shall be deemed instead to become effective at 9:30 a.m. on the next Business Day. References in this Agreement to time are to local time at the location of the addressee as set out in the Notice.

Subject to the foregoing provisions of this Section 5.1, in proving service of a Notice, it shall be sufficient to prove that the envelope containing such Notice was properly addressed and delivered by hand, registered post or courier to the relevant address pursuant to the above provisions or that the facsimile transmission report (call back verification) states that the communication was properly sent.

5.2	Termination

This Agreement shall be effective as of the date hereof and shall terminate on the date on which no Exchangeable Portion of the Loans remain outstanding under the Credit Agreement; provided, however that Articles 3 and 5 of this Agreement shall survive with respect to any Holder until the date on which such Holder no longer holds any Common Stock issued pursuant to the exchange of the Loans.

5.3	Governing Law

This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to conflicts of laws rules that would require or permit the application of the laws of another jurisdiction.

5.4	Submission to Jurisdiction

EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING, SHALL BE HEARD AND DETERMINED IN SUCH A DELAWARE STATE OR FEDERAL COURT, AND THAT SUCH JURISDICTION OF SUCH COURTS WITH RESPECT THERETO SHALL BE EXCLUSIVE, EXCEPT SOLELY TO THE EXTENT THAT ALL SUCH COURTS SHALL LAWFULLY DECLINE TO EXERCISE SUCH JURISDICTION. EACH PARTY HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR IN RESPECT OF ANY SUCH TRANSACTION, THAT IT IS NOT SUBJECT TO SUCH JURISDICTION. EACH PARTY HEREBY WAIVES, AND AGREES NOT TO ASSERT, TO THE MAXIMUM EXTENT PERMITTED BY LAW, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR IN RESPECT OF ANY SUCH TRANSACTION, THAT SUCH ACTION, SUIT OR PROCEEDING

MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES IN CONNECTION WITH, AND OVER THE SUBJECT MATTER OF, ANY SUCH DISPUTE AND AGREES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 5.1 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

5.5	Waiver of Jury Trial

EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH SUCH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.5.

5.6	Severability

If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction, such holding shall not affect the validity or enforceability of the remainder of this Agreement in such jurisdiction or the validity or enforceability of this Agreement, including such provision, in any other jurisdiction, and such provision shall be revised or modified to the minimum degree necessary to render it valid and enforceable.

5.7	Entire Agreement

This Agreement, together with the Credit Agreement and related documents, constitute the entire agreement and understanding of the parties hereto with respect to the matters referred to herein and supersede all prior agreements (including the Original Agreement), understandings or representations, written or oral, and all contemporaneous oral agreements, understandings or representations, in each case among the parties with respect to such matters.

5.8	Amendment and Waiver

No amendment, alteration or modification of this Agreement or waiver of any provision of this Agreement shall be effective against the Company or any Holder unless such amendment, alteration, modification or waiver is approved in writing by the Company and the Holders that beneficially own a majority of the voting Registrable Securities beneficially owned by all Holders at such time. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms. The Company shall give notice of any amendment or termination hereof to the Holders (other than the Investor) of which it is aware, provided that, such amendment or termination shall be binding on such Holders whether or not such notice is provided or received.

5.9	Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. No party shall assign any or all of its rights or obligations under this Agreement without the consent of the other parties.

5.10	No Third-Party Beneficiaries

Nothing in this Agreement is intended to or shall confer any rights or benefits upon any Person other than the parties hereto.

5.11	Counterparts

This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be an original and all of which taken together shall constitute one and the same agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

In Witness Whereof, the parties have executed this Agreement as of the date first above written.

CHENIERE ENERGY, INC.

By:	/s/ Graham McArthur
	Name:	Graham McArthur
	Title:	Treasurer

CHENIERE COMMON UNITS HOLDING, LLC

By:	/s/ Graham McArthur
	Name:	Graham McArthur
	Title:	Treasurer

SCORPION CAPITAL PARTNERS LP
By: Scorpion GP, LLC

By:	/s/ Kevin R. McCarthy
	Name:	Kevin R. McCarthy
	Title:	Manager

EXHIBIT A
FORM OF JOINDER AGREEMENT
Reference is hereby made to that certain Amended and Restated Investors' Agreement (the “Investors' Agreement”), dated as of _______ [•], 2011, by and among Cheniere Energy, Inc., a Delaware corporation (the “Company”), Cheniere Common Units Holding, LLC, a Delaware limited liability company (“Borrower”), and the parties thereto from time to time (the “Holders”). Capitalized terms used herein without definition shall have the meaning set forth in the Investors' Agreement.
WHEREAS, the undersigned person has become a Holder of Registrable Securities pursuant to and under the Investors' Agreement (“Joining Holder”) because, following the purchase/transfer of [INSERT TYPE OF SECURITY AND AMOUNT] from [INSERT NAME OF TRANSFERROR], the Transferee shall hold [[•] in principal amount outstanding under the Credit Agreement entitling such Transferee to acquire [•] shares of Common Stock upon conversion thereof;
NOW, THEREFORE, the Joining Holder agrees with the Company and all of the parties as follows:
The Joining Holder hereby agrees to become a “Holder”/“Lender” and a party to the Investors' Agreement, and hereby agrees to be subject to and bound by all of the rights, liabilities and obligations of a “Holder”/“Lender” for all purposes set forth in the Investors' Agreement and agrees to be bound by all of the terms and provisions of the Investors' Agreement.
This Joinder Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be an original and all of which taken together shall constitute one and the same agreement.
[Executing Party]

By: __________________________
Name:
Title: